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                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-36353 on Form S-3, No. 333-82407 on Form S-8, No. 333-85943 on Form S-3, No.
333-73416 on Form S-3 and No. 333-71110 on Form S-8 of Elizabeth Arden, Inc. of our report dated April 6, 2001, appearing in the Annual Report on Form 10-K of Elizabeth Arden, Inc. for the year ended January 31, 2001.

Deloitte & Touche LLP
Certified Public Accountants
Miami, Florida
April 30, 2002